UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                        Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

Coherus BioSciences, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

COHERUS BIOSCIENCES, INC.

201 Redwood Shores Parkway, Suite 200,

Redwood City, California 94065

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2015

To the Stockholders of Coherus BioSciences, Inc.:

The 2015 Annual Meeting of Stockholders, or the 2015 Annual Meeting, of Coherus BioSciences, Inc., a Delaware corporation, or the Company, will be held on May 21, 2015 at 3:00 p.m. local time at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025 for the following purposes:

1.	To elect two Class I directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected;

2.	To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015; and

3.	To transact such other business as may properly come before the 2015 Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice. Only stockholders who owned the Company’s common stock at the close of business on March 31, 2015 may vote at the 2015 Annual Meeting or any adjournments that take place.

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission. As a result, we are mailing most of our stockholders a paper copy of the Notice of Internet Availability of Proxy Materials, or the Notice, but not a paper copy of our proxy statement and our 2014 Annual Report to Stockholders. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access those documents over the internet. The Notice also contains instructions on how to request a paper copy of our proxy materials, including this proxy statement, our 2014 Annual Report to Stockholders and a form of proxy card or voting instruction card. All stockholders who have previously requested a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail.

You are cordially invited to attend the 2015 Annual Meeting in person. Whether or not you plan to attend the 2015 Annual Meeting, please vote as soon as possible. You may vote over the internet or by a toll-free telephone number. If, however, you requested to receive paper proxy materials, then you may vote by mailing a complete, signed and dated proxy card or voting instruction card in the envelope provided. Please note that any stockholder attending the 2015 Annual Meeting may vote in person, even if the stockholder has already returned a proxy card or voting instruction card.

Our board of directors recommends that you vote “FOR” the election of the director nominees named in Proposal No. 1 of the proxy statement and “FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm as described in Proposal No. 2 of the proxy statement.

By Order of the Board of Directors:

/s/ Jean-Frédéric Viret
Jean-Frédéric Viret, Ph.D. Chief Financial Officer

Redwood City, California

April 9, 2015

COHERUS BIOSCIENCES, INC.

201 Redwood Shores Parkway, Suite 200,

Redwood City, California 94065

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 21, 2015

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 21, 2015

This proxy statement and our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, are available at our website at www.coherus.com and at www.proxyvote.com.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these proxy materials?

We have made these proxy materials available to you on the internet or, upon your request, have delivered paper proxy materials to you, because the board of directors of Coherus BioSciences, Inc., or the Company, is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders, or the 2015 Annual Meeting, or any adjournments that take place. The 2015 Annual Meeting will be held on May 21, 2015 at 3:00 p.m. local time at the offices of Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025. As a stockholder, you are invited to attend the 2015 Annual Meeting and are requested to vote on the proposals described in this proxy statement. However, you do not need to attend the 2015 Annual Meeting to vote.

What is included in the proxy materials?

The proxy materials include:

•	This proxy statement, which includes information regarding the proposals to be voted on at the 2015 Annual Meeting, the voting process, corporate governance, the compensation of our directors and certain executive officers, and other required information;

•	Our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014; and

•	The proxy card or a voting instruction card for the 2015 Annual Meeting.

The proxy materials are being mailed or made available to stockholders on or about April 9, 2015.

Why did I receive a Notice of Internet Availability of Proxy Materials, or the Notice, in the mail instead of a complete set of paper proxy materials?

We have elected to provide our proxy materials to our stockholders over the internet as permitted by the rules of the U.S. Securities and Exchange Commission, or SEC. As a result, we are mailing most of our stockholders a paper copy of the Notice, but not a paper copy of the proxy materials. This process allows us to provide our proxy materials to our stockholders in a timelier and more readily accessible manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials. The Notice contains instructions on how to access the proxy materials over the Internet, and how to request a paper copy of the proxy materials. All stockholders who have previously elected to receive a paper copy of our proxy materials will continue to receive a paper copy of the proxy materials by mail until the stockholder terminates such election.

Why did I receive a complete set of paper proxy materials in the mail instead of a Notice of Internet Availability of Proxy Materials?

We are providing stockholders who have previously requested to receive paper copies of the proxy materials with paper copies of the proxy materials instead of the Notice. If you would like to reduce the environmental impact and the costs incurred by us in printing and distributing the proxy materials, you may elect to receive all future proxy materials electronically via email or the internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card.

Who can vote at the 2015 Annual Meeting?

Only stockholders of record at the close of business on March 31, 2015 will be entitled to vote at the 2015 Annual Meeting. On this record date, there were 33,701,017 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, at the close of business on March 31, 2015, your shares were registered directly in your name with our transfer agent, Wells Fargo Shareowner Services, then you are a stockholder of record. As a stockholder of record, you may vote in person at the 2015 Annual Meeting or vote by proxy. Whether or not you plan to attend the 2015 Annual Meeting, please vote as soon as possible by completing and returning the enclosed proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, at the close of business on March 31, 2015, your shares were not held in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the 2015 Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent how to vote the shares in your account. You are also invited to attend the 2015 Annual Meeting. However, because you are not the stockholder of record, you may not vote your shares in person at the 2015 Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What proposals are scheduled for a vote?

There are two proposals scheduled for a vote at the 2015 Annual Meeting:

•	Proposal No. 1 – To elect two Class I directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected; and

•	Proposal No. 2 – To ratify the selection, by the Audit Committee of our Board of Directors, of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015.

How do I vote?

For Proposal No. 1, you may either vote “FOR” all nominees to the board of directors or you may “WITHHOLD” your vote for any nominee you specify. For Proposal No. 2, you may either vote “FOR” or “AGAINST” or you may abstain from voting.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the 2015 Annual Meeting or vote by proxy by telephone or internet or by mail. Whether or not you plan to attend the 2015 Annual Meeting, please vote as soon as possible to ensure your vote is counted. You may still attend the 2015 Annual Meeting and vote in person even if you have already voted by proxy.

•	To vote in person. You may attend the 2015 Annual Meeting and we will give you a ballot when you arrive. If you need directions to the meeting, please visit http://www.lw.com/offices/siliconvalley.

•	To vote by proxy by telephone or internet. If you have telephone or internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received paper proxy materials by mail, by following the instructions provided with your proxy materials and on your proxy card or voting instruction card.

•	To vote by proxy by mail. If you received paper proxy materials, you may submit your proxy by mail by completing and signing your proxy card and mailing it in the enclosed envelope. Your shares will be voted as you have instructed.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, dealer or other similar organization, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the proxy card to ensure that your vote is counted. Alternatively, you may vote by telephone or over the internet as instructed by your broker or other agent. To vote in person at the 2015 Annual Meeting, you must obtain a valid proxy from your broker or other agent. Follow the instructions from your broker or other agent included with these proxy materials, or contact your broker or bank to request a proxy form.

Can I vote my shares by completing and returning the Notice?

No. The Notice will, however, provide instructions on how to vote by telephone, by internet, by requesting and returning a paper proxy card or voting instruction card, or by submitting a ballot in person at the 2015 Annual Meeting.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of the Company’s common stock you own as of March 31, 2015.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of each nominee for director (Proposal No. 1) and “FOR” the ratification of the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015 (Proposal No. 2). If any other matter is properly presented at the 2015 Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the 2015 Annual Meeting. If you are the stockholder of record of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at Coherus BioSciences, Inc., 201 Redwood Shores Parkway, Suite 200, Redwood City, California 94065.

•	You may attend the 2015 Annual Meeting and vote in person. Simply attending the 2015 Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or other agent, you should follow the instructions provided by your broker or agent.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the 2015 Annual Meeting. On the record date, there were 33,701,017 shares outstanding and entitled to vote. Accordingly, the holders of 16,850,509 shares must be present at the 2015 Annual Meeting to have a quorum. Your shares will be counted toward the quorum at the 2015 Annual Meeting only if you vote in person at the meeting, or you submit a valid proxy vote.

Abstentions and broker non-votes (as described below) will be counted towards the quorum requirement. If there is no quorum, the chairperson of the meeting or the holders of a majority of shares present and entitled to vote at the meeting in person or represented by proxy may adjourn the 2015 Annual Meeting to another date.

How are votes counted?

Votes will be counted by the Inspector of Elections appointed for the 2015 Annual Meeting. The Inspector of Elections will separately count “FOR,” “WITHOLD” and broker non-votes for Proposal No. 1 (the election of directors) and “FOR” and “AGAINST” votes, abstentions and, if any, broker non-votes for Proposal No. 2 (the ratification of the selection of Ernst & Young LLP as the independent registered accounting firm of the Company for the fiscal year ending December 31, 2015).

If your shares are held by your broker or other agent as your nominee (that is, held beneficially in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker or other agent to vote your shares. If you do not give voting instructions to your broker or other agent, your broker or other agent can only vote your shares with respect to “routine” matters (as described below).

What are “broker non-votes”?

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. These matters are referred to as “non-routine” matters. Proposal No. 1 to elect directors is a non-routine matter, but Proposal

No. 2 to ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2015 is a “routine” matter. Broker non-votes will not be counted toward the vote total for any proposal at the 2015 Annual Meeting.

How many votes are needed to approve each proposal?

•	Proposal No. 1 – To elect two Class I directors to hold office until the 2018 Annual Meeting of Stockholders or until their successors are elected. The two nominees receiving the most “FOR” votes (from the votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Broker non-votes will not be counted towards the vote total for this proposal.

•	Proposal No. 2 – To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2015. “FOR” votes from the holders of a majority of the shares cast (excluding abstentions and broker non-votes) are required to approve this proposal. Because Proposal No. 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

How can I find out the results of the voting at the 2015 Annual Meeting?

We will disclose final voting results in a Current Report on Form 8-K filed with the SEC within four business days after the 2015 Annual Meeting. If final voting results are unavailable at that time, then we intend to file a Current Report on Form 8-K to disclose preliminary voting results and file an amended Current Report on Form 8-K within four business days after the date the final voting results are available.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in the proxy materials for the 2016 Annual Meeting of Stockholders, your proposal must be submitted in writing by December 5, 2015, to the Company’s Corporate Secretary at Coherus BioSciences, Inc., 201 Redwood Shores Parkway, Suite 200, Redwood City, California 94065. However, if the meeting is not held between April 21, 2016 and June 20, 2016, then the deadline will be a reasonable time before we begin to print and mail our proxy materials for that meeting.

If you wish to submit a proposal before the stockholders or nominate a director at the 2016 Annual Meeting of Stockholders, but you are not requesting that your proposal or nomination be included in the proxy materials for that meeting, then you must follow the procedures set forth in our bylaws and, among other things, notify the Company’s Corporate Secretary in writing between January 22, 2016 and February 21, 2016. However, if the date of the 2016 Annual Meeting of Stockholders is more than 30 days before or more than 60 days after May 21, 2016, then you must give notice not later than the 90th day prior to that meeting or, if later, the 10th day following the day on which public disclosure of that annual meeting date is first made. You are also advised to review our bylaws, which contain additional requirements regarding advance notice of stockholder proposals and director nominations.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our board of directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Except as otherwise provided by law, vacancies on the board of directors may be filled only by individuals elected by a majority of the remaining directors. A director elected by the board of directors to fill a vacancy in a particular class, including a vacancy created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Our board of directors currently consists of eight directors and no vacancies, divided into the three following classes:

•	The Class I directors are Christos Richards and August J. Troendle, M.D. and their terms will expire at the 2015 Annual Meeting;

•	The Class II directors are V. Bryan Lawlis, Ph.D., Mary T. Szela and Ali J. Satvat, and their terms will expire at the 2016 Annual Meeting of Stockholders; and

•	The Class III directors are Dennis M. Lanfear, Mats Wahlström and James I. Healy, M.D., Ph.D., and their terms will expire at the 2017 Annual Meeting of Stockholders.

Our current Class I directors, Christos Richards and August J. Troendle, M.D., have been nominated to serve as Class I directors and have agreed to stand for election. If the nominees for Class I are elected at the 2015 Annual Meeting, then each nominee will serve for a three-year term expiring at the 2018 Annual Meeting of Stockholders, or until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

Our directors are elected by a plurality of the votes cast. If a choice is specified on the proxy card by a stockholder, the shares will be voted as specified. If a choice is not specified on the proxy card, and authority to do so is not withheld, the shares will be voted “FOR” the election of the two nominees for Class I above. If any of the nominees becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for the nominee will instead be voted for the election of a substitute nominee proposed by the Company’s management or the board of directors. Each person nominated for election has agreed to serve if elected. Our management has no reason to believe that any nominee will be unable to serve.

The following is a brief biography and discussion of the specific attributes, qualifications, experience and skills of each nominee for director and each director whose term will continue after the 2015 Annual Meeting. Our board of directors and management encourage each nominee for director and each continuing director to attend the 2015 Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE TWO CLASS I NOMINEES FOR DIRECTOR.

CLASS I NOMINEES FOR DIRECTOR – To be elected for a three-year term expiring at the 2018 Annual Meeting of Stockholders

Christos Richards, age 57, has served as a member of our board of directors since March 2011. Mr. Richards has been partner at Catalyst Advisors LLC, an executive search firm, since January 2014. Prior to that, from October 1998 to January 2014, Mr. Richards held positions of increasing responsibility at Levin & Company, Inc. an executive search and consulting firm. From January 2009 to January 2014, Mr. Richards served as Chief Executive Officer of Levin & Company, Inc. Mr. Richards served as a Principal of Stanton Chase International from July 1996 to October 1998. From 1987 to July 1996, Mr. Richards founded and served as Chief Executive Officer of Career Connection/Nexium Inc. Mr. Richards was educated in Switzerland and is fluent in German and Swiss German.

Mr. Richards brings to the board experience in the recruitment of numerous executive level professionals, including a diverse range of C-level and VP-level executives. We believe Mr. Richards is qualified to serve on our board of directors based on his extensive senior management experience and expertise.

August J. Troendle, M.D., age 58, has served as a member of our board of directors since March 2011. Dr. Troendle has been the Chief Executive Officer, President and Chairman of Medpace, Inc., a clinical research organization, since its inception in 1992. Dr. Troendle previously worked for Sandoz (Novartis) where he was responsible for the clinical development of lipid altering agents. His experience as Medical Review Officer in the Division of Metabolic and Endocrine Drug Products at the FDA gives him insight into the regulatory environment for the development of drugs in the metabolic and cardiovascular fields. He also formerly served on the board of directors of Xenon Pharmaceuticals Inc. from 2009 to 2010. Dr. Troendle received his M.D. from the University of Maryland, School of Medicine. We believe Dr. Troendle is qualified to serve on our board of directors based on his experience in clinical research and expertise in regulatory oversight.

CLASS II DIRECTORS – To continue in office until the 2016 Annual Meeting of Stockholders

V. Bryan Lawlis, Ph.D., age 63, has served on our board of directors since May 2014 and prior to that he served as the chairman of our Scientific Advisory Board from November 2012 until he joined the board in May 2014. Since August 2011 he has served as the President and Chief Executive Officer of Itero Biopharmaceuticals, LLC, a privately held limited liability holding company which has held the assets of Itero Biopharmaceuticals, Inc., or Itero Biopharmaceuticals, since August 2011. Dr. Lawlis co-founded and served as President and Chief Executive Officer of Itero Biopharmaceuticals, from 2006 until it discontinued operations in August 2011. Prior to that, he served as President and Chief Executive Officer of Aradigm Corporation, a pharmaceutical company, from August 2004, and served on its board of directors from February 2005, continuing in both capacities until August 2006. Dr. Lawlis served as Aradigm Corporation’s President from June 2003 to August 2004 and as its Chief Operating Officer from November 2001 to June 2003. Previously, Dr. Lawlis co-founded Covance Biotechnology Services, Inc., a contract biopharmaceutical manufacturing company, served as its President and Chief Executive Officer from 1996 to 1999, and served as Chairman from 1999 to 2001 when it was sold to Diosyth RTP, Inc., a division of Akzo Nobel, NV. From 1981 to 1996, Dr. Lawlis was employed at Genencor, Inc., a biotechnology company, and Genentech. His last position at Genentech was Vice President of Process Sciences. Dr. Lawlis has served on the boards of directors of two privately held companies, Sutro Biopharmaceuticals, Inc. since 2003 and Reform Biologics, LLC since February. He has also served on the boards of directors at BioMarin Pharmaceutical Inc., a public biopharmaceutical company since June 2007 and Geron Corporation, a public biopharmaceutical company, since March 2012. Dr. Lawlis holds a B.A. in Microbiology from the University of Texas at Austin and a Ph.D. in Biochemistry from Washington State University. We believe Dr. Lawlis is qualified to serve on our board of directors due to his longtime involvement in the biotechnology industry and extensive service as a director or officer of other life sciences companies.

Mary T. Szela, age 51, has served as a member of our board of directors since July 2014. Ms. Szela has served as the Chief Executive Officer of Melinta Therapeutics, Inc., an antibiotic development company, since April 2013. She has also served on the board of directors of Melinta since January 2013. Previously, Ms. Szela joined Abbott Laboratories in 1987 and has held several leadership positions, including Senior Vice President of Global Strategic Marketing from January 2010 to May 2012 and Senior Vice President of U.S. Pharmaceuticals from September 2008 to December 2009. Prior to Abbott, Ms. Szela worked for the University of Illinois Hospital. She has served on the board of directors of Suneva Medical, Inc. since July 2012. Ms. Szela earned a B.S. in Nursing and an M.B.A. from the University of Illinois. We believe Ms. Szela is qualified to serve on our board of directors because of her extensive management experience and expertise in pharmaceutical company operations.

Ali J. Satvat, age 37, has served as a member of our board of directors since May 2014. Mr. Satvat has been a Director on the Health Care industry team within KKR’s Private Equity platform since January 2012. Mr. Satvat has served as a member of the boards of directors of Arbor Pharmaceuticals, Inc. since January 2015 and of PRA Health Sciences, Inc. since September 2013. Prior to joining KKR, Mr. Satvat was a Principal with Apax Partners, where he invested in health care from 2006 to 2012, served as a director of Chiron Holdings (Kinetic

Concepts, Inc. and LifeCell Corporation) and TZ Holdings (The TriZetto Group, Inc.) and was actively involved with many of the firm’s successful growth investments. Previously, Mr. Satvat held various positions with Johnson & Johnson Development Corporation, Audax Group and The Blackstone Group, where he was involved in a broad range of transactions. Mr. Satvat holds an A.B. in History and Science from Harvard College and an M.B.A. in Health Care Management and Entrepreneurial Management from the Wharton School of the University of Pennsylvania. Mr. Satvat also serves on the board of directors of the Healthcare Private Equity Association. We believe Mr. Satvat is qualified to serve on our board of directors based on his extensive investment experience in the health care industry.

CLASS III DIRECTORS – To continue in office until the 2017 Annual Meeting of Stockholders

Dennis M. Lanfear, age 59, is our co-founder and has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in September 2010. Mr. Lanfear previously was President of InteKrin Therapeutics Inc., a biopharmaceutical company, from 2005 to May 2010. Prior to that, Mr. Lanfear served in various senior leadership roles at Amgen Inc., a biopharmaceutical company from 1986 to 1999. While at Amgen, Mr. Lanfear had key leadership positions in the Process Development department, which under his management became an area of key strategic advantage for Amgen. Mr. Lanfear has also held senior leadership roles in several product development programs including those for growth factors, somatotrophins and neurotrophins and directed efforts from preclinical studies to Phase 3 clinical trials at Amgen. Mr. Lanfear holds B.S. degrees in Chemical Engineering and Biochemistry from Michigan State University and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe Mr. Lanfear is qualified to serve on our board of directors because of his background and various leadership roles in the biopharmaceutical field.

Mats Wahlström, age 60, has served as a member of our board of directors since January 2012. He currently serves as the Chairman of Somnia Sleep Wellness, Inc. since September 2014, Chief Executive Officer and Chairman of KMG Capital Partners, LLC since April 2012, Chairman of PCI | HealthDev since August 2010 and Chairman of Caduceus Medical Holdings, LLC since August 2010. He has served on the boards of directors of Getinge AB since March 2012 and Alteco Medical AB since October 2012. He served as a director of Health Grades, Inc., a NASDAQ-listed healthcare ratings company, from March 2009 through its sale to a private equity firm in October 2010, and as a director of Zynex Inc., an over-the-counter medical device manufacturer, from October 2010 through January 2014. From January 2004 to December 2009, Mr. Wahlström served as co-CEO of Fresenius Medical Care North America and a member of the management board at Fresenius Medical Care AG & Co. KGAA. From November 2002 to December 2009, he served as President and CEO of Fresenius Medical Services, which operates more than 1,700 dialysis clinics in the U.S. Prior to joining Fresenius Medical Care in 2002, he held various positions at Gambro AB in Sweden, including President of Gambro North America and Chief Executive Officer of Gambro Healthcare Inc. as well as Chief Financial Officer of the Gambro Group. Mr. Wahlström has a B.S. degree in Economics and Business Administration from University of Lund, Sweden. We believe Mr. Wahlström is qualified to serve on our board of directors because of his extensive management and director experience in the life sciences and healthcare sectors.

James I. Healy, M.D., Ph.D., age 50, has been a member of our board of directors since February 2014. Dr. Healy has been a General Partner of Sofinnova Ventures, a venture capital firm, since June 2000. Prior to June 2000, Dr. Healy held various positions at Sanderling Ventures, Bayer Healthcare Pharmaceuticals (as successor to Miles Laboratories) and ISTA Pharmaceuticals, Inc. Dr. Healy is currently on the board of directors of Amarin Corporation plc, Ascendis Pharma A/S, Auris Medical Holding AG, Hyperion Therapeutics, Inc., and several private companies. Previously, he served as a board member of Anthera Pharmaceuticals, Inc., Durata Therapeutics, Inc., CoTherix, Inc., InterMune, Inc., and several private companies. Dr. Healy holds an M.D. and a Ph.D. in Immunology from the Stanford University School of Medicine and holds a B.A. in Molecular Biology and a B.A. in Scandinavian Studies from the University of California, Berkeley. We believe Dr. Healy is qualified to serve on our board of directors due to his extensive experience investing and working in the pharmaceuticals industry and extensive service on the boards of directors of other life sciences companies.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Ernst & Young LLP, or EY, as our independent registered public accounting firm for the year ending December 31, 2015, and is seeking ratification of such selection by our stockholders at the 2015 Annual Meeting. EY has audited our financial statements for the fiscal years ended December 31, 2014 and 2013. Representatives of EY are expected to be present at the 2015 Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of EY as our independent registered public accounting firm. However, the audit committee is submitting the selection of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain EY. Even if the selection is ratified, the audit committee in its discretion may select a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

The affirmative vote of a majority of the shares cast at the 2015 Annual Meeting will be required to ratify the selection of EY.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE “FOR” PROPOSAL NO. 2.

The following information sets out the fees for professional services rendered by EY, during the fiscal years 2014 and 2013:

	Year Ended December 31,
	2014	2013
Audit Fees(1)	$508,000	$10,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	1,863,000	—

Total All Fees	$2,371,000	$10,000

(1)	This category consists of fees for professional services for the audit of the Company’s 2014 and 2013 financial statements, the review of quarterly financial statements, and for services that are normally provided by the independent registered public accounting firm in connection with other statutory and regulatory filings or engagements
(2)	This category consists of fees for assurance and related services reasonably related to the performance of the audit or review of financial statements and that are not reported under the Audit Fees category. We did not incur any fees in this category in the years ended December 31, 2014 or 2013.
(3)	This category consists of fees for professional services rendered for tax compliance and tax advice. We did not incur any fees in this category in the years ended December 31, 2014 or 2013.
(4)	This category consists of fees for any services not included in the first three categories, and, for the year ended December 31, 2014, includes fees of $1.7 million that were billed in connection with the filing of our Registration Statements on Form S-1.

Pre-Approval Policies and Procedures

The audit committee has adopted a policy for the pre-approval of all audit and non-audit services to be performed for the Company by the independent registered public accounting firm. This policy is set forth in the charter of the audit committee and available at http://investors.coherus.com. The audit committee has considered the role of EY in providing audit and audit-related services to the Company and has concluded that such services are compatible with EY’s role as the Company’s independent registered public accounting firm.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the audit committee is to oversee our financial reporting processes on behalf of our board of directors. The audit committee’s functions are more fully described in its charter, which is available on our website at http://investors.coherus.com.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed with management the Company’s audited financial statements for the fiscal year ended December 31, 2014. The audit committee has discussed with EY, the Company’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees,” issued by the Public Company Accounting Oversight Board, or PCAOB. In addition, the audit committee has discussed with EY their independence, and received from EY the written disclosures and the letter required by Ethics and Independence Rule 3526 of the PCAOB. Finally, the audit committee discussed with EY, with and without management present, the scope and results of EY’s audit of the financial statements for the fiscal year ended December 31, 2014.

Based on these reviews and discussions, the audit committee has recommended to our board of directors that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Audit Committee

Mats Wahlström

James I. Healy, M.D., Ph.D.

Ali J. Satvat

CORPORATE GOVERNANCE

Board Composition

Director Independence

Our board of directors currently consists of eight members. Our board of directors has determined that all of our directors, as well as each individual nominated by our board of directors for election to our board of directors at the 2015 Annual Meeting, other than Messrs. Lanfear and Richards and Dr. Troendle, qualify as “independent” directors in accordance with the NASDAQ listing requirements. Mr. Lanfear is not considered independent because he is an employee of our company. Mr. Richards is not considered independent because he has served as an executive officer of Catalyst Advisors, LP and Levin & Company which provided executive search services to us. Dr. Troendle is not considered independent because he is a founder and chief executive officer of Medpace, Inc., a company that has provided clinical research services to us.

The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his family members has engaged in various types of business dealings with us. In addition, as required by NASDAQ rules, our board of directors has made a subjective determination as to each independent director that no relationships exist, which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As described more fully below, the board of directors has also determined that each current member of the compensation committee, and each current member of the audit committee and the nominating and corporate governance committee, other than Mr. Richards, as well as each director and director nominee that we expect to serve on such committees after the 2015 Annual Meeting, other than Mr. Richards, meets the independence standards applicable to those committees prescribed by NASDAQ, the SEC, and the Internal Revenue Service.

Classified Board of Directors

In accordance with our amended and restated certificate of incorporation, our board of directors is divided into three classes with staggered, three-year terms. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following election.

Leadership Structure of the Board

Our amended and restated bylaws and corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the board and Chief Executive Officer and/or the implementation of a lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of our company. Mr. Lanfear currently serves as the Chairman of the board of directors and Mr. Wahlström currently serves as the lead independent director of the board of directors. All of our directors are encouraged to make suggestions for board of director’s agenda items of pre-meeting materials. In addition, in his role as lead independent director, Mr. Wahlström presides over the executive sessions of the board of directors in which Mr. Lanfear, as the Chief Executive Officer, does not participate and serves as a liaison to management on behalf of the independent members of the board of directors.

Our board of directors has concluded that our current leadership structure is appropriate at this time. However, our board of directors will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure. Our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures and considers and approves or disapproves any related-persons transactions. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Meetings of the Board of Directors and Committees

During 2014, the board of directors met eight times, the audit committee met six times, the compensation committee met two times and the nominating and corporate governance committee met one time. In that year, each director attended at least 75% of the meetings of the board of directors and the committees on which he or she served which occurred while such director was a member of the board of directors and such committees, except that Ms. Szela did not attend three such meetings of the board of directors. As required under NASDAQ rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present.

Board Committees

Audit Committee

Our audit committee oversees our corporate accounting and financial reporting process. Among other matters, the audit committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible audit and non-audit services;

•	monitors the rotation of partners of the independent registered public accounting firm on our engagement team as required by law;

•	is responsible for reviewing our consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates; and

•	reviews the audit committee charter and the committee’s performance.

The current members of our audit committee are Mats Wahlström, James I. Healy, M.D., Ph.D. and Ali J. Satvat. Mr. Wahlström serves as the chairman of the committee. After the 2015 Annual Meeting, we expect that our audit committee will be composed of Mr. Wahlström, as chairman, Dr. Healy and Mr. Satvat.

Each of the current members of our audit committee, as well as the expected members of our audit committee after the 2015 Annual Meeting, meets or will meet the requirements for financial literacy under the applicable rules and regulations of the SEC and NASDAQ. Our board of directors has determined that Mr. Wahlström is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of NASDAQ. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. However, a minority of the members of the audit committee may be exempt from the heightened audit committee independence standards for one year from the date of effectiveness of the registration statement filed in connection with our IPO. Our board of directors has determined that each of Messrs. Wahlström and Satvat and Dr. Healy are independent under the heightened independence standards under the applicable rules of NASDAQ. Our audit committee has been established in accordance with the rules and regulations of the Exchange Act. The audit committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the audit committee charter is available to security holders on the Company’s website at http://investors.coherus.com.

Compensation Committee

Our compensation committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The compensation committee reviews and recommends corporate goals and objectives relevant to compensation of our President and Chief Executive Officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives and recommends to our board of directors the compensation of these officers based on such evaluations. The compensation committee also recommends to our board of directors the issuance of stock options and other awards under our stock plans. The compensation committee will review and evaluate, at least annually, the performance of the compensation committee and its members, including compliance by the compensation committee with its charter. The current members of our compensation committee are James I. Healy, M.D., Ph.D., V. Bryan Lawlis, Ph.D. and Mary T. Szela. Dr. Healy serves as the chairperson of the committee. After the 2015 Annual Meeting, we expect that our compensation committee will be composed of Dr. Healy, as chairman, Dr. Lawlis and Ms. Szela.

Each of the current members of our compensation committee, as well as the expected members of our compensation committee after the 2015 Annual Meeting, is or will be an independent under the applicable rules and regulations of The NASDAQ Global Market, is or will be a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act and is or will be an “outside director” as that term is defined in Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, or Section 162(m). The compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the compensation committee charter is available to security holders on the Company’s website at

http://investors.coherus.com.

Our compensation committee has retained Radford, Inc., or Radford, a nationally recognized compensation consulting firm, to serve as its independent compensation consultant and to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals of management. Radford reports directly to the compensation committee and does not provide any non-compensation related services to us. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Radford addressed each of the six independence factors established by the SEC with our compensation committee. Its responses affirmed the independence of Radford on executive compensation matters. Based on this assessment, our compensation committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns. In addition, our compensation committee evaluated the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for our compensation committee does not raise any conflicts of interest. Our compensation committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ.

Nominating and Corporate Governance Committee

The nominating and corporate governance committee is responsible for making recommendations to our board of directors regarding candidates for directorships and the size and composition of our board of directors. In addition, the nominating and corporate governance committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our board of directors concerning governance matters. The current members of our nominating and corporate governance committee are Mats Wahlström, Christos Richards and Mary T. Szela. Mr. Wahlström serves as the chairperson of the committee. After the 2015 Annual Meeting, and subject to election by our stockholders in the case of Mr. Richards, we expect that our nominating and corporate governance committee will be composed of Mr. Wahlström, as chairman, Mr. Richards and Ms. Szela.

Each of the current members of our nominating and corporate governance committee, as well as the expected members of our nominating and corporate governance committee after the 2015 Annual Meeting, is or will be an “independent director” under the applicable rules and regulations of NASDAQ relating to nominating and corporate governance committee independence. Following the 2015 Annual Meeting, we will continue to comply with NASDAQ’s rules regarding independent director oversight of director nominations under either NASDAQ Rule 5605(e)(1)(A) or 5605(e)(1)(B). The nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and NASDAQ. A copy of the nominating and corporate governance committee charter is available to security holders on the Company’s website at http://investors.coherus.com.

The nominating and corporate governance committee will consider individuals who are properly proposed by stockholders to serve on the board of directors in accordance with laws and regulations established by the SEC and the NASDAQ listing requirements, our bylaws and applicable corporate law, and make recommendations to the board of directors regarding such individuals based on the established criteria for members of our board. The nominating and corporate governance committee may consider in the future whether we should adopt a more formal policy regarding stockholder nominations.

For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, the 10th day following the date on which public disclosure of the date of such annual meeting is made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct interests in shares of the Company’s common stock, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from our Corporate Secretary, at Coherus BioSciences, Inc., 201 Redwood Shores Parkway, Suite 200, Redwood City, California 94065.

Board Diversity

Our nominating and corporate governance committee is responsible for reviewing with the board of directors, on an annual basis, the appropriate characteristics, skills and experience required for the board of directors as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the nominating and corporate governance committee, in recommending candidates for election, and the board of directors, in approving (and, in the case of vacancies, appointing) such candidates, will take into account many factors, including the following:

•	personal and professional integrity;

•	ethics and values;

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience in the industries in which we compete;

•	experience as a board member or executive officer of another publicly held company;

•	diversity of expertise and experience in substantive matters pertaining to our business relative to other board members;

•	conflicts of interest; and

•	practical and mature business judgment.

Currently, our board of directors evaluates each individual in the context of the board of directors as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available on our website at www.coherus.com. We will disclose any substantive amendments to the code of business conduct and ethics, or any waiver of its provisions, on our website. The reference to our website does not constitute incorporation by reference of the information contained at or available through our website.

Limitation on Liability and Indemnification Matters

Our amended and restated certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our amended and restated certificate of incorporation and amended and restated bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our amended and restated bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in that capacity regardless of whether we would otherwise be permitted to indemnify him or her under Delaware law.

We have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified directors and officers. We also maintain directors’ and officers’ liability insurance.

The limitation of liability and indemnification provisions in our amended and restated certificate of incorporation and amended and restated bylaws may discourage stockholders from bringing a lawsuit against our directors and officers for breach of their fiduciary duty. They may also reduce the likelihood of derivative litigation against our directors and officers, even though an action, if successful, might benefit us and our stockholders. Further, a stockholder’s investment may be adversely affected to the extent that we pay the costs of settlement and damage. To the extent the indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought, and we are not aware of any threatened litigation that may result in claims for indemnification.

Director Attendance at Annual Meetings

Our board of directors has a policy of encouraging director attendance at our annual meetings of stockholders, but attendance is not mandatory. Our board of directors and management team encourage all of our directors to attend the 2015 Annual Meeting.

Stockholder Communications with the Board of Directors

A stockholder may communicate with the board of directors, or an individual director, by sending written correspondence to the Company’s Corporate Secretary at Coherus BioSciences, Inc., 201 Redwood Shores Parkway, Suite 200, Redwood City, California 94065. The Corporate Secretary will review such correspondence and forward it to the board of directors, or an individual director, as appropriate.

Compensation Committee Interlocks and Insider Participation

During 2013, our compensation committee consisted of Christos Richards, Graham K. Crooke, MB.BS. and August J. Troendle, M.D. Mr. Richards served as the chairperson of the compensation committee. None of the members of our compensation committee have at any time been one of our officers or employees. None of our executive officers currently serves, or has in the past fiscal year served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers on our board of directors or compensation committee.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The following is a description of transactions since January 1, 2014 to which we have been a party, in which the amount involved exceeds $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

Transaction with Alan Herman, Ph.D.

On December 29, 2014, we remitted to the Internal Revenue Service and State of California tax authorities, employment taxes for Dr. Herman’s portion of federal income tax withholding and Federal Insurance Contributions Act taxes and State of California income tax withholding of an aggregate amount of $1,691,037 (the Tax Obligation Amount), and Dr. Herman provided a binding commitment to pay the Tax Obligation Amount to the Company, pursuant to which he irrevocably committed to sell, assign and transfer to us on July 10, 2015, or on such later date as we may designate (the Sale Date), a number of shares of our common stock having an aggregate fair market value equal to the Tax Obligation Amount as of the Sale Date (the Stock Sale). Mr. Herman has delivered to our Secretary a duly executed blank irrevocable stock power and upon completion and execution of such irrevocable stock power on the Sale Date, we will become the legal and beneficial owner of such shares.

Sales and Purchases of Securities

Participation in IPO

In connection with our IPO, the underwriters allocated shares of our common stock in the offering to certain of our greater than 5% holders on the same terms as the other shares that were offered and sold in our IPO. These allocations included allocations of 555,556 shares to KKR Biosimilar L.P., 425,926 shares to Sofinnova Venture Partners VII, L.P., 370,370 shares to affiliates of Venrock Associates VI, L.P. and 164,963 shares to Lilly Ventures Fund I, LLC. All of these shares were sold at $13.50 per share, which was the IPO price per share.

Series C Convertible Preferred Stock Financing

In May 2014, we issued an aggregate of 5,488,892 shares of our Series C convertible preferred stock at a price per share of $10.002 for aggregate net proceeds of $54.7 million to 35 accredited investors and 1,058,089 shares of Series C convertible preferred stock which were issued pursuant to a conversion from $10.6 million aggregate principal and associated accrued interest in convertible notes issued in our 2013 bridge financing. In addition, we issued 9,997 shares of Series C convertible preferred stock in exchange for services. The table below sets forth the number of shares of Series C convertible preferred stock sold to our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof:

Name	Number of Shares of Series C Convertible Preferred Stock	Aggregate Purchase Price($)
KKR Biosimilar L.P.(1)	2,499,499	24,999,996
Venrock Associates VI, L.P.(2)	1,111,286	11,115,102
Lilly Ventures Fund I, LLC(3)	543,101	5,432,106
MX II Associates, LLC(4)	266,502	2,665,554
Sofinnova Venture Partners VII, L.P.(5)	149,970	1,500,000
Helix Founders’ Fund, L.P.(6)	53,299	533,106
KMG Capital Partners, LLC(7)	79,950	799,662
Caduceus Medical Holdings, LLC(7)	26,649	266,550
Leonard Capital, LLC(7)	10,572	105,750
Barbara K. Finck, M.D.	5,286	52,872
Lanfear Capital Advisors, LLC(8)	5,286	52,872
Surazal Limited Partnership(9)	2,643	26,436
Christos Richards	2,624	26,250
George G. Montgomery(10)	2,643	26,436

(1)	Ali J. Satvat, who is a member of our board of directors, is an executive of Kohlberg Kravis Roberts & Co. L.P., which is an entity affiliated with KKR Biosimilar L.P.
(2)	Includes 44,508 shares purchased by Venrock Partners VI, L.P., 422,595 shares purchased by Venrock Healthcare Capital Partners, L.P. and 77,304 shares purchased by VHCP Co-Investment Holdings, LLC.
(3)	S. Edward Torres, who was previously on our board of directors, is a Managing Director of LV Management Group, LLC, which is an entity affiliated with Lilly Ventures Fund I, LLC.
(4)	August J. Troendle, M.D. who is a member of our board of directors, is Chief Executive Officer, President and Chairman of Medpace, Inc., and is the Managing Member of MX II Associates, LLC.
(5)	James I. Healy, M.D., Ph.D. who is a member of our board of directors, is a managing member of Sofinnova Management VII, L.L.C., which is the general partner of Sofinnova Venture Partners VII, L.P.
(6)	Graham K. Crooke, MB.BS., who was formerly on our board of directors, is a General Partner of Helix Founders Fund, L.P.
(7)	Mats Wahlström, who is a member of our board of directors, is Chairman of Caduceus Medical Holdings, LLC and Chief Executive Officer and Chairman of KMG Capital Partners, LLC and of Leonard Capital, LLC.
(8)	Dennis M. Lanfear, who is our Chief Executive Officer and Chairman of our board of directors, is President of Lanfear Capital Advisors, LLC.
(9)	Michael Lazarus, M.D. who was previously on our board of directors, is affiliated with Surazal Limited Partnership.
(10)	George G. Montgomery was previously our Chief Financial Officer.

Repurchase of Common Stock

In March 2014, we repurchased shares of our common stock from certain of our directors, executive officers or holders of more than 5% of our common stock at a repurchase price per share equal to the original issuance price of $0.0083 per share, as set forth below:

Name	Number of Shares of Common Stock	Aggregate Purchase Price ($)
Dennis M. Lanfear	119,976	1,000
Stephen C. Glover	59,988	500
Douglas H. Farrar	59,988	500

InteKrin Therapeutics Inc. Acquisition

In February 2014, we acquired InteKrin Therapeutics Inc. Total consideration for the acquisition of InteKrin was $5.0 million and consisted of: (a) the issuance of 716,645 shares of Series B convertible preferred stock with a fair value of $2.7 million, (b) the assumption of a convertible note of InteKrin payable to Sofinnova Venture Partners VII, L.P., which was concurrently paid off by issuing 243,841 shares of our Series B convertible preferred stock with a fair value of $1.0 million, (c) a cash payment of $1,485 and (d) contingent consideration with a fair value of $1.3 million at the acquisition date. Stockholders of InteKrin include Dennis M. Lanfear, Sofinnova Venture Partners VII, L.P. and Vivo Ventures Fund V, L.P. and its affiliated funds. At the time of our acquisition of InteKrin, Dennis M. Lanfear was a director of InteKrin, and Dennis M. Lanfear, Michael A. Nazak and Graham K. Crooke, MB.BS., were directors of ZAO InteKrin, a subsidiary of InteKrin.

The table below sets forth the number of shares of Series B convertible preferred stock issued as consideration in the acquisition to our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof:

Name	Number of Shares of Series B Convertible Preferred Stock
Sofinnova Venture Partners VII, L.P.(1)	384,392
Dennis M. Lanfear(2)	6,526
James I. Healy, M.D., Ph.D.	47

(1)	James I. Healy, M.D., Ph.D. who is a member of our board of directors, is a managing member of Sofinnova Management VII, L.L.C., which is the general partner of Sofinnova Venture Partners VII, L.P.
(2)	Includes 3,312 shares received by Dennis M. Lanfear, 3,193 shares received by Dennis M. Lanfear, as Trustee of the Lanfear Revocable Trust, dated January 27, 2004, as restated and 21 shares received by Lanfear Capital Advisors, LLC.

2013 Issuance of Warrants to Purchase Series B Convertible Preferred Stock

In July, August and September 2013, as part of a bridge financing, we issued warrants to purchase up to a maximum of 4,279,620 shares of our Series B convertible preferred stock at a price per share of $0.0167 to the below directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof in connection with a convertible note financing. In May 2014, all of the principal and accrued interest under the convertible notes issued in this financing converted into shares of our Series C convertible preferred stock and all of the warrants were exercised for shares of Series B convertible preferred stock.

The table below sets forth the number of shares of Series B convertible preferred stock issued to our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof pursuant to their exercise of the warrants:

Name	Number of Shares of Series B Convertible Preferred Stock from Warrants
Lilly Ventures Fund I, LLC(1)	1,182,813
MX II Associates, LLC(2)	1,075,284
Venrock Associates VI, L.P.	860,227
KMG Capital Partners, LLC(3)	322,585
Helix Founders’ Fund, L.P.(4)	215,056
Caduceus Medical Holdings, LLC(3)	107,528
Leonard Capital, LLC(3)	43,011
Barbara K. Finck, M.D.	21,505
Lanfear Capital Advisors, LLC(5)	21,505
Christos Richards	10,752
George G. Montgomery(6)	10,752
Surazal Limited Partnership(7)	10,752

(1)	S. Edward Torres, who was previously on our board of directors, is a Managing Director of LV Management Group, LLC, which is an entity affiliated with Lilly Ventures Fund I, LLC.
(2)	August J. Troendle, M.D., who is a member of our board of directors, is Chief Executive Officer, President and Chairman of Medpace, Inc. and is the Managing Member of MX II Associates, LLC.
(3)	Mats Wahlström, who is a member of our board of directors, is Chairman of Caduceus Medical Holdings, LLC and Chief Executive Officer and Chairman of KMG Capital Partners, LLC and of Leonard Capital, LLC.
(4)	Graham K. Crooke, MB.BS, who was previously on our board of directors, is a General Partner of Helix Founders’ Fund, L.P.
(5)	Dennis M. Lanfear, who is our Chief Executive Officer and Chairman of our board of directors, is President of Lanfear Capital Advisors, LLC.
(6)	George G. Montgomery was previously our Chief Financial Officer.
(7)	Michael Lazarus, M.D., who was previously on our board of directors, is affiliated with Surazal Limited Partnership.

In January 2012, we issued an aggregate of 3,225,854 shares of our Series B convertible preferred stock at a price per share of $6.9749 for aggregate net proceeds of approximately $20.3 million to 18 accredited investors and 1,524,134 shares of Series B convertible preferred stock which we issued pursuant to a conversion from $10.6 million aggregate principal and accrued interest in convertible notes issued in our 2011 bridge financing. In addition, we issued 501,799 shares of Series B convertible preferred stock in exchange for services. In December 2012, we issued an additional 2,872,442 shares of our Series B convertible preferred stock in additional closings, of which 1,725,472 shares were issued in exchange for services. The table below sets forth the number of shares of Series B convertible preferred stock sold to our directors, executive officers or holders of more than 5% of our capital stock, or an affiliate or immediate family member thereof:

Name	Number of Shares of Series B Convertible Preferred Stock	Aggregate Purchase Price($)
Daiichi Sankyo Company, Limited	2,867,426	19,999,999
Cook Pharmica LLC	2,150,569	14,999,999
Medpace, Inc.(1)	731,670	5,103,330
Lilly Ventures Fund I, LLC(2)	722,113	5,036,666
Oasis Investing Limited(3)	573,485	3,999,999
Olsen International Limited(4)	573,485	3,999,999
Helix Founders’ Fund, L.P.(5)	147,976	1,032,117
Leonard Capital, LLC(6)	74,649	520,665
Caduceus Medical Holdings, LLC(6)	73,023	509,330
Dennis M. Lanfear	11,196	78,096
Douglas H. Farrar	8,957	62,476
Stephen C. Glover	8,957	62,476
Alan C. Herman Ph.D.	5,224	36,443
Stuart E. Builder, Ph.D.(7)	4,478	31,240
Christos Richards	1,491	10,405
Surazal Limited Partnership(8)	1,429	9,970

(1)	Includes 373,242 shares purchased by MX II Associates LLC and 358,428 shares purchased by Medpace, Inc. August J. Troendle, M.D., who is a member of our board of directors, is Chief Executive Officer, President and Chairman of Medpace, Inc. and is the Managing Member of MX II Associates, LLC.
(2)	S. Edward Torres, who was previously on our board of directors, is a Managing Director of LV Management Group, LLC, which is an entity affiliated with Lilly Ventures Fund I, LLC.
(3)	Oasis Investing Limited is an affiliated entity of Orox Pharmaceuticals B.V.
(4)	Olsen International Limited is an affiliated entity of Orox Pharmaceuticals B.V.
(5)	Graham K. Crooke, MB.BS, who was previously on our board of directors, is a General Partner of Helix Founders’ Fund, L.P.
(6)	Mats Wahlström, who is a member of our board of directors, is Chairman of Caduceus Medical Holdings, LLC and Chief Executive Officer and Chairman of KMG Capital Partners, LLC and of Leonard Capital, LLC.
(7)	Stuart E. Builder, Ph.D. was previously on our board of directors.
(8)	Michael Lazarus, M.D., who was previously on our board of directors, is affiliated with Surazal Limited Partnership.

Issuance of Unsecured Promissory Notes

In December 2011, we issued unsecured promissory notes bearing interest at 0.2% per annum to certain of our directors, executive officers or holders of more than 5% of our common stock in approximately the amounts set forth below in connection with, and to facilitate, their purchase of our common stock:

Name	Principal Amount of Unsecured Promissory Note($)
Alan C. Herman, Ph.D.	51,032
Dennis M. Lanfear	35,151
Stephen C. Glover	21,380
Douglas H. Farrar	25,122

In March 2013, our board of directors approved the forgiveness of all outstanding principal and accrued interest under the unsecured promissory note issued to Mr. Glover. In May 2014, our board of directors approved the forgiveness of all outstanding principal and accrued interest under the unsecured promissory notes issued Messrs. Lanfear and Farrar and Dr. Herman.

Daiichi Sankyo Company, Limited License Agreement

Under the Daiichi License Agreement, we granted Daiichi Sankyo Company, Limited, or Daiichi Sankyo, exclusive rights to CHS-0214 (our etanercept (Enbrel) biosimilar candidate) and a rituximab (Rituxan) biosimilar candidate in the territory of Japan, Taiwan and South Korea, with an option to expand the licensed rights to include China, and an option to manufacture the products for these licensed territories. In exchange for these rights, Daiichi Sankyo made an upfront equity investment of $20.0 million in the company, paid us an upfront fee, and agreed to pay us royalties based on a percentage of net sales of licensed products in the licensed territory. If we are manufacturing product for Daiichi Sankyo, we are eligible to receive an increased royalty reflecting our manufacturing costs. Daiichi Sankyo terminated its rights to CHS-0214 in Taiwan and South Korea in May 2012, declined to expand its licensed rights to China in August 2012 and terminated its rights to a rituximab biosimilar candidate in July 2014.

Under the memoranda of understanding, we agreed to specific cost share responsibilities with Daiichi Sankyo based upon percentages of estimated costs. For more information about our collaboration with Daiichi Sankyo, see the section titled “Business – Collaboration and License Agreements – License Agreement with Daiichi Sankyo Company, Limited” within our Annual Report on Form 10-K.

Engagements with Catalyst Advisors LP and Levin & Company, Inc.

Christos Richards, a member of our board of directors and our compensation committee, is a partner in Catalyst Advisors LP, or Catalyst, an executive search firm. We retained Catalyst in 2014 to perform executive search and recruiting services. During the year ended December 31, 2014, the total amount invoiced to us by Catalyst for these services was approximately $854,000 including expense reimbursements, and the total amount paid by us to Catalyst for these services during this period was approximately $764,000. Prior to 2014, Mr. Richards was Chief Executive Officer of Levin & Company, Inc. or Levin, an executive search firm. We retained Levin during the period of January 1, 2011 through December 31, 2013 to perform executive search and recruiting services. The total amount paid by us to Levin for these services in this period, including expense reimbursement, was approximately $254,000.

In March 2014, we issued to Mr. Richards a warrant exercisable for up to 26,505 shares of our common stock, with an exercise price of $1.6670 per share, as additional consideration for services provided to us by Mr. Richards in connection with these engagements.

Medpace, Inc. Master Services Agreement

In January 2012, we entered into a Master Services Agreement with Medpace, Inc., or Medpace, a contract research organization, or CRO, under which we engage Medpace to perform certain CRO services related to the design and execution of clinical development programs. August J. Troendle, M.D., who is a member of our board of directors, is Chief Executive Officer, President and Chairman of Medpace, Inc. and is the Managing Member of MX II Associates, LLC. Prior to the consummation of our IPO, MX II Associates, LLC was a beneficial owner of more than 5% of our common stock. In August 2014 we executed a task order with Medpace to cover the in life management of the Phase 3 rheumatoid arthritis study (a Phase 3, double-blind, randomized, parallel-group, active-control study to compare the efficacy and safety of CHS-0214 versus Enbrel in subjects with rheumatoid arthritis and inadequate response to treatment with methotrexate). In September 2014, we executed a task order with Medpace to cover the in life management of the Phase 3 chronic plaque psoriasis study (a Phase 3, double-blind, randomized, parallel-group, active-control study to compare the efficacy and safety of CHS-0214 versus Enbrel in subjects with chronic plaque psoriasis). The Master Services Agreement with Medpace provides for a minimum fee commitment of $35.0 million for clinical trial services which is further discussed in Note 8 of the Consolidated Financial Statements in our Annual Report on Form 10-K. As of December 31, 2014, $20.7 million of the services related to the fee commitment under this agreement has been performed or paid for.

Policies and Procedures for Related Party Transactions

Our board of directors has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K under the Securities Act, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. As provided by our audit committee charter, our audit committee will be responsible for reviewing and approving any related person transaction and in doing so will consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction and the extent of the related person’s interest in the transaction. All of the transactions described in this section occurred prior to the adoption of this policy.

NON-EMPLOYEE DIRECTOR COMPENSATION

Director Compensation

The following table presents the total compensation for each person who served as a non-employee member of our board of directors during 2014. Other than as set forth in the table and described more fully below, in 2014 we did not pay any compensation, reimburse any expense of, make any equity awards or non-equity awards to, or pay any other compensation to any of the non-employee members of our board of directors.

The following table sets forth information for the year ended December 31, 2014 regarding the compensation awarded to, earned by or paid to our non-employee directors:

Name	Fees Earned or Paid in Cash	Option Awards($)(1)	All Other Compensation($)(2)	Total($)
James I. Healy, M.D., Ph.D.	—	155,851	—	155,851
V. Bryan Lawlis, Ph.D.	—	360,705	50,000	410,705
Christos Richards	—	221,600	—	221,600
Ali J. Satvat	—	360,705	—	360,705
Mary T. Szela	—	109,290	—	109,290
August J. Troendle, M.D.(3)	—	—	—	—
Mats Wahlström	—	311,525	—	311,525

(1)	Amount represents the grant date fair value of common stock warrants and options granted during the year ended December 31, 2014 as calculated in accordance with ACS Topic 718. See notes 10 and 12 of the audited consolidated financial statements included in our Annual Report on Form 10K for the assumptions used in calculating these amounts. As of December 31, 2014, our non-employee directors held options to purchase the aggregate number of shares of our common stock set forth in the table below.

Name	Shares Subject to Outstanding Options
James I. Healy, M.D., Ph.D.	29,994
V. Bryan Lawlis, Ph.D.	59,991
Christos Richards	44,991
Ali J. Satvat	29,997
Mary T. Szela	14,997
August J. Troendle, M.D.	8,124
Mats Wahlström	89,982

(2)	Amount represents payments to Dr. Lawlis for serving as chairman of our scientific advisory board during 2014.
(3)	Dr. Troendle did not receive any compensation for service on our board of directors during 2014.

In March 2014, our board of directors approved a director equity compensation policy, or the Director Equity Compensation Policy, that provides for automatic, non-discretionary grants of stock options to our non-employee directors. Under the Director Equity Compensation Policy, each non-employee director will receive an initial grant of an option to purchase 25,000 shares of our common stock upon his or her election or appointment to our board of directors. Each non-employee director will also receive the grant of an option to purchase 20,000 shares of our common stock on the date of each annual meeting of our stockholders. In addition, the chairs of the compensation and audit committees will receive the additional grant of an option to purchase 25,000 and 75,000 shares, respectively, of our common stock on the date of each annual meeting of our stockholders. Each non-employee director who is not affiliated with an institutional investor in our company will also receive the additional grant of an option to purchase 25,000 shares of our common stock on the date of each annual meeting of our stockholders. The initial stock option grant will vest and become exercisable in substantially equal monthly installments over three years, subject to continued service on our board of directors. Otherwise, the stock options granted to our non-employee directors will vest and become exercisable in 48 equal monthly installments, subject to continued service on our board of directors. The vesting of each option held by our non-employee directors will fully accelerate upon a change in control.

In 2014, our non-employee directors received grants of options to purchase shares of our common stock as follows:

•	Dr. Healy received a stock option to purchase 14,997 shares of common stock in connection with his appointment as director and 14,997 shares of common stock in connection with his appointment as the compensation committee chair;

•	Dr. Lawlis received a stock option to purchase 29,997 shares of common stock in connection with his appointment as director;

•	Mr. Richards received a stock option to purchase 14,997 shares of common stock pursuant to the Company’s policy to provide an annual retainer to independent directors;

•	Mr. Satvat received a stock option to purchase 29,997 shares of common stock in connection with his appointment as director;

•	Ms. Szela received a stock option to purchase 14,997 shares of common stock in connection with her appointment as director; and

•	Mr. Wahlström received a stock option to purchase 14,997 shares of common stock pursuant to the Company’s policy to provide an annual retainer to independent directors and a stock option to purchase 44,991 shares of common stock in connection with his appointment as the chairman of our audit committee.

In March 2014, we issued to Mr. Richards a warrant exercisable for up to 26,505 shares of our common stock, with an exercise price of $1.6670 per share, as additional consideration for services provided to us by Mr. Richards in connection with executive search and recruiting services.

EXECUTIVE OFFICERS

The following table sets forth information regarding our executive officers as of December 31, 2014:

Name	Age	Position(s)
Executive Officers
Dennis M. Lanfear	59	President, Chief Executive Officer and Chairman of the Board
Jean-Frédéric Viret, Ph.D.	49	Chief Financial Officer
Barbara K. Finck, M.D.	67	Chief Medical Officer
Alan C. Herman, Ph.D.	67	Chief Scientific Officer
Peter K. Watler, Ph.D.	53	Chief Technical Officer

Dennis M. Lanfear is our co-founder and has served as our President and Chief Executive Officer and as a member of our board of directors since our inception in September 2010. Mr. Lanfear previously was President of InteKrin Therapeutics Inc., a biopharmaceutical company, from 2005 to May 2010. Prior to that, Mr. Lanfear served in various senior leadership roles at Amgen Inc., a biopharmaceutical company from 1986 to 1999. While at Amgen, Mr. Lanfear had key leadership positions in the Process Development department, which under his management became an area of key strategic advantage for Amgen. Mr. Lanfear has also held senior leadership roles in several product development programs including those for growth factors, somatotrophins and neurotrophins and directed efforts from preclinical studies to Phase 3 clinical trials at Amgen. Mr. Lanfear holds B.S. degrees in Chemical Engineering and Biochemistry from Michigan State University and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles. We believe Mr. Lanfear is qualified to serve on our board of directors because of his background and various leadership roles in the biopharmaceutical field.

Jean-Frédéric Viret, Ph.D. has served as the Company’s Chief Financial Officer since September 2014. Previously, Dr. Viret was Chief Financial Officer at diaDexus, Inc., a cardiovascular diagnostics company, from February 2012 to September 2014. Prior to that, Dr. Viret was Chief Financial Officer at XDx, Inc. (now CareDx, Inc.), a privately held molecular diagnostics company, from December 2009 to January 2012. From March 2009 to December 2009, Dr. Viret served as the President of JV Consulting, a private consulting firm that provided accounting, public company compliance and other financial consulting services to technology companies. Prior to that time, Dr. Viret served in various capacities at Anesiva, Inc. (previously known as Corgentech Inc.), a public biopharmaceutical company, most recently as a finance consultant from February 2009 to May 2009. Dr. Viret served as Anesiva’s Vice President and Chief Financial Officer from March 2008 to February 2009 and as its Vice President, Finance from August 2006 to February 2008. Dr. Viret held various positions in finance in Anesiva from December 2002 to August 2006 and at Tularik Inc. from March 2000 to November 2002. He held various positions in the business assurance services of PricewaterhouseCoopers LLP from September 1997 to March 2000. Dr. Viret has served on the board of trustees of the International School of the Peninsula in Palo Alto, California since September 2011, where he is a member of the finance, investment and audit committees. Dr. Viret received a B.S. in Engineering from the Institut National Polytechnique de Lorraine, an M.B.A. from Cornell University and a Ph.D. in Plant Molecular Biology from Université Louis Pasteur (Strasbourg I). He was a visiting fellow at Harvard University and a postdoctoral fellow at the Massachusetts Institute of Technology. As described above, Dr. Viret held various positions with Anesiva, Inc. (previously known as Corgentech Inc.), including as a finance consultant from February 2009 to May 2009, Vice President and Chief Financial Officer from March 2008 to February 2009, Vice President, Finance from August 2006 to February 2008, and various other positions from December 2002 to August 2006. Anesiva, Inc. filed a voluntary petition for bankruptcy in December 2009. Except as described in the preceding sentence, no other event has occurred during the past 10 years requiring disclosure pursuant to Item 401(f) of Regulation S-K of the Securities Act of 1933, as amended, or the Securities Act.

Barbara K. Finck, M.D. has served as our Chief Medical Officer since July 2013 and served as Senior Vice President from July 2012 to July 2013. Dr. Finck previously served as Senior Vice President and Chief Medical

Officer of NKT Therapeutics Inc., a biopharmaceutical company, from September 2010 to July 2012. Prior to that, from June 2007 to June 2010, Dr. Finck served as Senior Vice President of Research and Development and Chief Medical Officer at Osprey Pharmaceuticals U.S.A., Inc., a biopharmaceutical company. Prior to that, Dr. Finck served as an executive for various biopharmaceutical companies. Dr. Finck has a B.S. in Physiological Psychology from the University of California, Santa Barbara and received her M.D. from the University of California, San Francisco School of Medicine. She is board certified in internal medicine and rheumatology.

Alan C. Herman, Ph.D. has served as our Chief Scientific Officer since April 2011. Dr. Herman previously founded and served as Chief Executive Officer of WindRose Analytica, Inc., a contract analytical laboratory. In May 2009, WindRose Analytica was acquired by Althea Technologies, Inc., a biologic manufacturing company. Dr. Herman served as Chief Scientific Officer and Vice President of Product Development at Althea Technologies from May 2009 to April 2011. Prior to that, Dr. Herman served as Senior Director of Quality Control for Tercica, Inc., a biopharmaceutical company. In 1989, Dr. Herman joined Amgen where he started and served in the Analytical Research and Development Department until May 2009. In 1984, he joined Genentech where he worked first in process development and later in pharmaceutics. During his time at Genentech, Dr. Herman worked on a number of products, including human growth hormone, tissue plasminogen activator and interferon. Dr. Herman started his career at Merck, where he worked on a recombinant hepatitis B vaccine. Dr. Herman received his B.S. and M.S. degrees in Biology at Indiana University of Pennsylvania. He received a Ph.D. in Microbiology from Duke University and did his post-doctoral work in oncogenic virus structure at Duke University Medical Center under Dr. Dani Bolognesi.

Peter K. Watler, Ph.D. has served as our Chief Technical Officer since June 2014. Dr. Watler also has served as our Senior Vice President of Process Sciences since March 2012. Dr. Watler was previously the Principal Consultant and Chief Technology Officer of Hyde Engineering Consulting, a global process system design and consulting organization, from January 2007 to May 2012. Previously, Dr. Watler also held various process engineering roles at VaxGen, a biopharmaceutical company, serving as its Vice President of Manufacturing Operations from January 2006 to January 2007 and Senior Director of Manufacturing from August 2002 to December 2005. Prior to that, Dr. Watler worked at Amgen as an Associate Director of Pilot Plant Engineering from June 2000 to August 2002 and an Engineer and Manager from June 1990 to June 2000. Dr. Watler received his B.S. and M.S. degrees in Chemical Engineering from the University of Toronto and a Ph.D. in Chemical Engineering from Yamaguchi University.

Scientific Advisory Board

We maintain a scientific advisory board consisting of the members identified below. Our scientific advisory board meets on a quarterly basis and is comprised of industry and academic experts that have extensive experience in the analysis, research and development, manufacture, regulatory approval and commercialization of complex biological therapeutics, including experience relating to clinical and preclinical evaluation of these therapeutics. We consult with our scientific advisory board on a variety of matters pertaining to our lead and future pipeline product candidates, including, for example, formulation development, upstream and downstream protein manufacture, clinical or preclinical development, protein analysis, regulatory matters and intellectual property evaluation.

V. Bryan Lawlis, Ph.D. is also a member of our board of directors.

Tsutomu Arakawa, Ph.D. is the President and Director of Protein Chemistry of Alliance Protein Laboratories. Before co-founding Alliance Protein Laboratories in 1998, Dr. Arakawa spent over 14 years in Protein Chemistry at Amgen as Research Scientist and Lab Head. Prior to working at Amgen, Dr. Arakawa was a postdoctoral fellow at Washington University studying tubulin self-assembly and its interactions with actin. During his earlier postdoctoral studies with Serge Timasheff at Brandeis, he studied mechanisms of solvent effects on protein stability and solubility and helped to develop the preferential interaction theory to explain the stabilizing effects of excipients such as sugars. He received his Ph.D. in Biochemistry in 1977 from Osaka Prefectural University.

William F. Bennett, Ph.D. is a Principal of Bioscope Associates LLC. Until 2009, he was Sr. Director of Regulatory Policy at Genentech and led the Genentech Biosimilars working group. He was at Genentech for 18 years altogether, having held high-level positions in Research, Bioprocess Development and Regulatory Affairs. He helped guide Genentech over many years through his participation on the Research Review, Product Development, Process Development Review and Appointments and Promotions Committees. During a period away from Genentech, as CSO at Sensus Corporation, he led the research and development of Somavert (a treatment for acromegaly) and was the Vice President of Research at Cor Therapeutics and the Senior Vice President of R&D at Hyseq/Nuvelo. He returned to Genentech in 2003. Dr. Bennett has a B.A. in Chemistry from TCU and a Ph.D. in Biochemistry from the University of Texas Southwestern Medical School. He was named a Distinguished Alumnus of TCU in 2010 and serves on the TCU Science & Engineering Advisory Board.

Andrew J.S. Jones, D. Phil. spent 23 years from 1981 to 2004 at Genentech, initially as a scientist in the Protein Biochemistry Department and the Medical and Analytical Chemistry Department, of which he was the founding Director, from 1983 to 1987. He was also in the Pharmaceutical R&D Department from 1987 to 1994. Since 2004, Dr. Jones has worked as a consultant to various biopharmaceutical companies. He was the Head of the Scientific Advisory Board for Itero Biopharmaceuticals from 2009 to 2011. Dr. Jones obtained his B.A. (Honors) degree in Biochemistry from St. John’s College, Oxford University. He received his D. Phil. degree in Biology from the University of York and performed postdoctoral research at McMaster University, under a Multiple Sclerosis Society of Canada Postdoctoral Research Fellowship and also at Cornell University.

Christos Mantzoros, M.D., D.Sc., Ph.D. h.c. mult. is a Professor of Medicine at Harvard Medical School and at the Boston University School of Medicine. He serves as the Chief of Endocrinology, Diabetes and Metabolism at the Boston VA Healthcare System. Dr. Mantzoros obtained an M.D. and D. Sc. from the University of Athens Medical School, a Master’s in Clinical Epidemiology from Harvard School of Public Health and a Master’s in Medical Sciences (Clinical Investigation) from Harvard Medical School. Dr. Mantzoros was also awarded two honorary Ph.D. degrees from Aristotle University of Thessaloniki in 2012 and the University of Patras in 2014. He has received board certification in Internal Medicine, Endocrinology, Diabetes and Metabolism and in Clinical Nutrition. Dr. Mantzoros is the scientific co-founder of InteKrin Metabolic Therapeutics. He serves as the Editor-in-Chief of Metabolism, Clinical and Experimental, and is on the Editorial Board of several journals.

James A. Miller, Ph.D. is currently an independent consultant to the biopharmaceutical industry. Dr. Miller was recently Vice President of Process Development at Insmed, Inc., where he was involved with the sale of the company to Merck, Inc., with whom he continued to work as Senior Director of Process Development at the newly formed entity, Merck Boulder. From 2000 to 2003, Dr. Miller was Executive Vice President and co-founder of Saronyx, Inc., a company that developed web-enabled interfaces for data exchange between pharmaceutical development specialists and contract research organizations. From 1998 to 2000, he was Senior Director of Preclinical Development at Regeneron Pharmaceuticals, Inc., where he was responsible for the departments of pharmacology, pharmacokinetics, analytical assay and drug formulation/stability. From 1987 to 1998, Dr. Miller worked at Amgen in a number of roles, including founding the neurobiology department and undertaking leadership of the BDNF development team. Dr. Miller received his B.S. degree in Biology from the University of Oregon and a Ph.D. in Chemistry from the California Institute of Technology. He also received postdoctoral training in Physiology at the University of Colorado Medical School and the Yale University School of Medicine.

Carl Ware, Ph.D. is a Director and Professor at the Infectious and Inflammatory Disease Center at the Sanford-Burnham Medical Research Institute. Dr. Ware is a leading immunologist and virologist internationally recognized for his scientific discoveries and advances in the study of the immune system that are leading to new therapeutics for autoimmune and viral diseases and cancer. Dr. Ware attended the University of California, Irvine, where he began his scientific research career by studying tumor destroying cytokines with Professor Gale A. Granger. From 1979 to 1981, Dr. Ware studied membrane biochemistry and the complement system with Dr. W. Kolb at the University of Texas Health Science Center in San Antonio. In 1981, Dr. Ware joined the research groups of Dr. Jack Strominger and Dr. Tim Springer at Dana-Farber Cancer Institute, Harvard Medical School. Dr. Ware established his own research laboratory in 1982 as an assistant professor of Immunology in the Biomedical Sciences Program at the University of California, Riverside, advancing to full professor in 1993. In

1996, Dr. Ware joined the prestigious La Jolla Institute for Allergy and Immunology as head of the Division of Molecular Immunology. Dr. Ware holds a joint appointment as professor in the Department of Biology at the University of California, San Diego. In 2010, Dr. Ware was recruited to the Sanford Burnham Medical Research Institute in La Jolla as director of the Infectious and Inflammatory Diseases Center. Dr. Ware received his Ph.D. in Molecular Biology and Biochemistry in 1979 from University of California, Irvine.

EXECUTIVE COMPENSATION

The following is a discussion and analysis of compensation arrangements of our named executive officers, or NEOs. As an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.

We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.

Our NEOs for fiscal year 2014 were as follows:

•	Dennis M. Lanfear, President, Chief Executive Officer and Chairman of the Board;

•	Jean-Frédéric Viret, Ph.D. , Chief Financial Officer;

•	Alan C. Herman, Ph.D., Chief Scientific Officer; and

•	George Montgomery, Former Chief Financial Officer.

Summary Executive Compensation

The following table shows information regarding the compensation of our named executive officers for services performed for the two year period ended December 31, 2014 and 2013.

Name and Principal Positions	Year	Salary($)	Bonus($)	Option Awards($)(2)		Non-Equity Incentive Plan Compensation(3)	All Other Compensation($)(1)	Total($)
Dennis M. Lanfear	2014	450,154	—	4,670,578		506,250	37,490	5,664,472
President, Chief Executive Office and Chairman of the Board	2013	400,000	337,625	638,063		—	3,921	1,379,609

Jean-Frédéric Viret, Ph.D.(4)	2014	102,449	—	1,469,729		35,959	658	1,608,795
Chief Financial Officer

Alan C. Herman, Ph.D.	2014	352,217	—	1,951,129		105,000	51,648	2,459,994
Chief Scientific Officer	2013	296,120	105,115	121,232		—	321	522,788

George Montgomery	2014	272,692	—	3,596,517	(5)	87,500	94,511	4,051,220
Former Chief Financial Officer(6)

(1)	Amounts in this column consists of the following:

	Year	Non- cash holiday gifts ($)	Tax gross up for non- cash holiday gifts ($)	Reimbursement of Company- sponsored health club membership fees ($)	Reimbursement for personal concierge physician services ($)	Forgiveness of notes payable ($)(1)	Separation- related payments ($)	Total all other compensation ($)
Dennis M. Lanfear	2014	368	—	1,800	—	35,322	—	37,490
	2013	212	109	1,800	1,800	—	—	3,921
Jean-Frédéric Viret, Ph.D.	2014	368	—	290	—	—	—	658
Alan C. Herman, Ph.D.	2014	368	—	—	—	51,280	—	51,648
	2013	212	109	—	—	—	—	321
George Montgomery	2014	—	—	—	—	—	94,511	94,511

(1)

Forgiveness of notes payable constitutes amounts that were owed to our company by the executive pursuant to promissory notes that were forgiven prior to the initial public offering of our common stock. For Mr. Montgomery, separation-related payments include: (i) $87,501 in consulting fees paid to Mr. Montgomery pursuant to a separation agreement entered into between the Company and Mr. Montgomery in connection with Mr. Montgomery’s termination on November 1, 2014, and (ii) $7,010 represents continued healthcare payments pursuant to Mr. Montgomery’s separation agreement.
(2)	Amount represents the grant date fair value of common stock warrants and options granted during the year ended December 31, 2014 and 2013 as calculated in accordance with ACS Topic 718. See note 10 and 12 of the audited consolidated financial statements included in our Annual Report on Form 10K for the assumptions used in calculating these amounts.
(3)	Amounts reported in the “Non-Equity Incentive Plan Compensation” column represent cash amounts paid under our bonus program, a non-equity incentive program for the achievement of corporate operating goals/performance, as described under the section entitled “Terms and Conditions of Annual Bonuses” below .
(4)	Dr. Viret commenced employment with us on September 22, 2014.
(5)	Amount includes $1,163,092 which represents the fair value attributable to the acceleration and extended exercisability of stock option awards pursuant to Mr. Montgomery’s separation agreement.
(6)	Mr. Montgomery’s employment with the Company terminated on November 1, 2014.

Outstanding Equity Awards at 2014 Fiscal Year End – Granted to Executives

The following table sets forth all outstanding equity awards held by each of the named executive officers as of December 31, 2014.

			Option Awards(1)				Stock Awards
Executive Officers	Vesting Commencement Date		Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Dennis M. Lanfear	10/12/2010	(3)	29,994	—	0.008	10/11/2020
	04/19/2011	(2)	303,466	27,588	0.417	07/17/2021
	07/20/2013	(3)	106,228	193,712	1.417	11/21/2023
	03/11/2014	(3)	168,632	730,745	1.667	03/10/2024

Jean-Frédéric Viret, Ph.D.	09/22/2014	(2)	—	134,973	13.500	11/05/2024

Alan C. Herman, Ph.D.	04/19/2011	(2)	96,732	8,794	0.417	07/17/2021
	04/18/2011	(4)					21,245	346,718	(5)
	07/30/2013	(3)	20,183	36,805	1.417	11/21/2023
	03/11/2014	(3)	27,564	119,446	1.667	03/10/2024

George Montgomery(6)	08/13/2012		166,253	—	2.084	11/01/2016
	03/11/2014		12,253	—	1.667	11/01/2016
	05/09/2014		74,984	—	1.667	11/01/2016

(1)	Each stock option was granted pursuant to our 2010 Equity Incentive Plan.
(2)	Unless otherwise noted, options vest as to 25% of the total number of shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares subject to the option in monthly installments over the three year period thereafter, subject to continued service with our company through the applicable vesting dates and accelerated vesting under certain circumstances, as described under the section entitled “Terms and Conditions of Employee Arrangements with our NEOs” below.
(3)	Vests as to 1/48th of the total numbers of shares subject to the option in monthly installments over four years measured from the applicable vesting commencement date, subject to continued service with our company through the applicable vesting dates and accelerated vesting under certain circumstances, as described under the section entitled “Terms and Conditions of Employee Arrangements with our NEOs” below.
(4)	The Company’s right to repurchase with respect to these shares lapses as to 1/48th of the total number of shares issued on each monthly anniversary of April 18, 2011, subject to Dr. Herman’s continued service with our company through the applicable vesting dates and shall fully lapse upon a change in control of the Company.
(5)	Market value is based on a share price of $16.32, the closing per share price of our common stock on December 31, 2014.

(6)	Mr. Montgomery’s employment with the Company terminated on November 1, 2014. All unvested options held by Mr. Montgomery were forfeited upon his termination of employment.

Narrative to 2014 Summary Compensation Table and Outstanding Equity Awards at 2014 Fiscal Year End

Terms and Conditions of Employee Arrangements with our NEOs

Offer Letter Agreements

We have entered into agreements with each of the NEOs in connection with his or her employment with us. These agreements set forth the terms and conditions of employment of each NEO, including base salary, annual bonus, initial equity award grants and standard employee benefit plan participation. Our board of directors or the compensation committee reviews each NEO’s base salary from time to time to ensure compensation adequately reflects the NEO’s qualifications, experience, role and responsibilities.

From January 1, 2014 through February 28, 2014, Messrs. Lanfear and Montgomery, and Dr. Herman received annual base salaries of $400,000, $287,500, and $325,000, respectively. On March 1, 2014, Messrs. Lanfear and Montgomery, and Dr. Herman received an annual base salary increase to $450,000, $350,000 and $350,000, respectively. From Dr. Viret’s employment commencement date of September 22, 2014, he received an annual base salary of $350,000 prorated through December 31, 2014. In addition, Mr. Lanfear and Dr. Herman were eligible for annual bonuses targeted at 75% and 30% of their base salaries, respectively. Accordingly, Dr. Viret’s was eligible for annual bonus targeted at 30% of his base salary prorated from his start date to December 31, 2014. In connection with his separation agreement, Mr. Montgomery’s annual bonus was to be paid out at 30% of his base salary prorated through November 1, 2014.

Under Mr. Lanfear’s offer letter, in the event Mr. Lanfear is terminated without “Cause” (as defined below), other than during the 12-month period commencing upon a “Change of Control” (as defined below), he will receive: (i) 12 months’ continuation of base salary, paid in accordance with the Company’s normal payroll practices commencing on the 60th day following such termination; (ii) a sum equal to the product of (A) the per month medical and dental coverage premium pursuant to COBRA and (B) 12, to be paid on the 60th day following such termination; (iii) acceleration of vesting of such number of shares subject to any stock options and equity awards that would have become vested in the 12 months immediately following such termination had Mr. Lanfear remained employed with the Company through such period; and (iv) 12 months following such termination in which to exercise vested options. In the event that Mr. Lanfear is terminated without Cause or resigns for “Good Reason” (as defined below), in either case, within the 12-month period commencing upon a Change of Control, then in addition to the foregoing severance payments and benefits, Mr. Lanfear will receive full accelerated vesting of all stock options and equity awards and he will be entitled to six months following such termination in which to exercise vested options. All such severance payments and benefits are subject to the execution and non-revocation of a general release of claims against the Company that becomes effective and irrevocable within 60 days of Mr. Lanfear’s termination.

Under Drs. Herman’s offer letters, in the event the executive is terminated without Cause, other than during the 12-month period commencing upon a Change of Control, he will receive: (i) six months’ continuation of base salary, paid in accordance with the Company’s normal payroll practices commencing on the 60th day following such termination; (ii) a sum equal to the product of (A) the per month medical and dental coverage premium pursuant to COBRA and (B) six, to be paid on the 60th day following such termination; (iii) acceleration of vesting of such number of shares subject to any stock options and equity awards that would have vested in the six months immediately following such termination had the executive remained employed with the Company through such period; and (iv) six months following such termination in which to exercise vested options. In the event that Dr. Herman is terminated without Cause or resigns for Good Reason, in either case, within the 12-month period commencing upon a Change of Control, then in addition to the foregoing severance payments and benefits, he will receive full accelerated vesting of all stock options and equity awards and he will be entitled to six months following such termination in which to exercise vested options. All such severance payments and benefits are subject to the execution of a general release of claims against the Company that becomes effective and irrevocable within 60 days of the executive’s termination.

For the purposes of Mr. Lanfear’s and Drs. Herman’s offer letters, “Cause” generally means the executive’s (i) repeated unexplained or unjustified absence from the Company or gross negligence, willful misconduct or repeated, willful and flagrant insubordination in the performance of the executive’s duties to the Company as directed by the board of directors, which behavior remains uncured more than 30 days following written notice from the board of directors of its reasonable belief that there is Cause for the executive’s termination under this clause (i); (ii) commission of any act of fraud that is related to the executive’s personal gain with respect to the Company; (iii) commission of a felony or a crime causing material harm to the standing and reputation to the Company or affecting the Company in a materially financial way (each of (i), (ii) or (iii) as determined by a unanimous vote of the board of directors); or (iv) the executive’s continued failure, 60 days after the board of directors provides written notice to him, to meet performance standards within the executive’s control and achievable within the Company’s resources, each as reasonably determined by the board of directors and specifying the areas in which the executive’s performance must improve.

For the purposes of Mr. Lanfear’s, and Drs. Herman’s offer letters, “Good Reason” for each of them to resign means the executive’s resignation of employment because any of the following occurs without the executive’s written consent: (i) the material diminution of the executive’s duties and responsibilities; (ii) the material reduction of the executive’s base salary (defined as a greater than a ten percent reduction), but excluding reductions in connection with an across-the-board reduction of all executive officers’ annual base salaries potential by a percentage at least equal by which the executive’s base salary is reduced; or (iii) the material transfer of the executive’s principal place of employment with the Company (defined as more than 40 miles from the executive’s principal place of employment immediately preceding such change); provided, that a resignation is not with Good Reason unless he gives the Company written notice describing such Good Reason event within 30 days after the event first occurs, such event is not corrected by the Company within 30 days after the Company’s receipt of such notice and he terminates the executive’s employment no later than 180 days after the expiration of such correction period.

For the purposes of Mr. Lanfear’s and Drs. Herman’s offer letters, “Change of Control” means the date of the consummation of (i) the merger or consolidation of the Company by means of any transaction or series of related transactions, provided that the applicable transaction shall not be deemed a Change of Control unless the Company’s stockholders constituted immediately prior to such transaction do not hold more than 50% of the voting power of the surviving or acquiring entity (or its parent) immediately following such transaction; (ii) any transaction or series of related transactions to which the Company is a party in which more than 50% of the Company’s voting power is transferred (taking into account only voting power resulting from stock held by such stockholders prior to such transaction); or (iii) a sale, lease, transfer, exclusive license or other disposition of substantially all of the assets of the Company; provided, however, that a Change of Control shall not include (x) a merger or consolidation with a wholly-owned subsidiary of the Company, (y) a merger effected exclusively for the purpose of changing the domicile of the Company or (z) any transaction or series of transactions principally for bona fide equity financing purposes in which the Company is the surviving corporation.

Montgomery Separation Agreement

On November 1, 2014, we entered into a separation agreement with Mr. Montgomery in connection with his termination of employment with us effective November 1, 2014. Pursuant to the separation agreement, in exchange for a general release of claims against the Company, Mr. Montgomery received: (i) accelerated vesting of 50% of the 149,969 share bonus grant issued to him in March 2014; (ii) accelerated vesting of all other Company equity awards with respect to such number of shares that would have vested had Mr. Montgomery remained employed with the Company through May 1, 2015; and (iii) extended exercisability of all vested equity awards through November 1, 2016. Under the separation agreement, Mr. Montgomery was also entitled to receive his 2014 target annual bonus prorated based on 10 months of service. In connection with his termination,

Mr. Montgomery also transitioned into a consulting role with the Company effective November 1, 2014 for a term of one year. Pursuant to the consulting agreement between the Company and Mr. Montgomery, in consideration for the consulting services, Mr. Montgomery receives a monthly consulting fee of $29,167. Also, in return for consulting services, we are also paying Mr. Montgomery monthly healthcare premiums under COBRA for one year.

Terms and Conditions of Annual Bonuses

For 2014, our NEOs were eligible for performance-based cash incentive pursuant to the achievement of certain performance objectives. For 2014, each of our NEOs’ target bonus, expressed as a percentage of base salary, was as follows: Mr. Lanfear: 75%; Dr. Herman: 30%; Dr. Viret: 30%; and Mr. Montgomery: 30%. Dr. Viret was eligible for a prorated annual bonus based on the length of his service to the Company in 2014, and Mr. Montgomery was eligible for an annual bonus prorated through November 1, 2014 pursuant to his separation agreement.

During 2014, the board of directors approved a formal bonus program based on the achievement of corporate performance goals in the categories of financial goals and product development goals for CHS-1701, CHS-0214, CHS-1420 and pipeline. The corporate performance goals were as follows:

•	Financial goals: completion of InteKrin acquisition, completion of a mezzanine financing resulting in greater than $55 million in gross proceeds and completion of initial public offering resulting in greater than $90 million in gross proceeds.

•	CHS-1701 goals: completion of IND amendment, completion of transition from a 351(a) (novel biologic) approval pathway to a 351(k) (biosimilar) pathway and completion of manufacturing process revision to enable the regulatory pathway transition.

•	CHS-0214 goals: initiation of Phase 3 trials, completion of IND amendment and concurrence with EMA on filing plan and transfer of manufacturing process.

•	CHS-1420 goals: meeting Phase 1 bioequivalence endpoint, completion of regulatory filings and completion of certain manufacturing goals.

•	Pipeline goals: screen for new biosimilar candidates for development and initiate biosimilar cell line development for certain candidates.

In February 2015, our compensation committee determined that the Company had achieved 100% against its 2014 corporate goals. In determining annual bonus amounts to our NEOs, our compensation committee also made adjustments based on individual performance and contributions to the Company. The annual bonuses made to our NEOs for fiscal 2014 are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Terms and Conditions of Equity Award Grants

Certain of our NEOs received options to purchase our common stock in fiscal 2014. The table above entitled “Outstanding Equity Awards at 2014 Fiscal Year End” describes the material terms of other option awards made in past fiscal years to our NEOs.

In March 2014, our board of directors granted stock option awards to Messrs. Lanfear, Montgomery and Dr. Herman, covering 899,377, 195,212 and 147,010 shares of our common stock, respectively. These options vest as to 1/48th of the shares subject to the option on each monthly anniversary of the vesting commencement date, such that 100% of the shares subject to the option will be vested and exercisable on the fourth anniversary of the vesting commencement date, subject to the executive’s continuous service to the Company on each applicable vesting date.

In November 2014, our board of directors granted a stock option award to Dr. Viret, covering 134,973 shares of our common stock, respectively. These options vest as to 25% of the total number of shares subject to the option on the first anniversary of the vesting commencement date and as to 1/48th of the total number of shares subject to the option in monthly installments over the three year period thereafter, subject to Dr. Viret’s continued service with our company through the applicable vesting date.

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2014, regarding existing compensation plans, under which equity securities of the Company are authorized for issuance.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity Compensation Plans Approved by Stockholders(1)(2)	5,770,307	(3)	$2.909	(4)	2,972,500	(5)

Total	5,770,307		$2.909		2,972,500

(1)	Consists of the Coherus Biosciences, Inc. 2014 Equity Incentive Award Plan, 2014 Employee Stock Purchase Plan and 2010 Equity Incentive Plan, as amended.
(2)	The 2014 Equity Incentive Award Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) four percent (4%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, that no more than 18,846,815 shares of stock may be issued upon the exercise of incentive stock options. The 2014 Employee Stock Purchase Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2015 and ending in 2024, in each case subject to the approval of the plan administrator on or prior to the applicable date, equal to the lesser of (A) one percent (1%) of the shares of stock outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our board of directors; provided, however, no more than 3,520,000 shares of stock may be issued under the 2014 Employee Stock Purchase Plan.
(3)	Consists of shares of common stock underlying outstanding options.
(4)	Represents the weighted average exercise price of outstanding options.
(5)	Includes 320,000 shares that were available for future issuance as of December 31, 2014 under the 2014 Employee Stock Purchase Plan, which allows eligible employees to purchase shares of common stock with accumulated payroll deductions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The percentage of shares beneficially owned is computed on the basis of 33,701,017 shares of our common stock outstanding as of March 31, 2015. Shares of our common stock that a person has the right to acquire within 60 days of March 31, 2015 are deemed outstanding for purposes of computing the percentage ownership of the person holding such rights, but are not deemed outstanding for purposes of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors, director nominees and executive officers as a group. Unless otherwise indicated below, the address for each beneficial owner listed is c/o Coherus BioSciences, Inc., at 201 Redwood Shores Parkway, Suite 200, Redwood City, California.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders
KKR Biosimilar L.P.(1)	3,055,055	—	3,055,055	9.07%
Lilly Ventures Fund I, LLC(2)	3,042,019	—	3,042,019	9.03%
Sofinnova Ventures Partners, VII, L.P.(3)	2,893,221	—	2,893,221	8.58%
Daiichi Sankyo Company, Limited(4)	2,867,426	—	2,867,426	8.51%
Entities associated with MX II Associates, LLC(5)	2,500,920	—	2,500,920	7.42%
Entities associated with Venrock Associates VI, LP(6)	2,341,882	—	2,341,882	6.95%
Executive Officers and Directors
Barbara K. Finck, M.D.(7)	26,791	127,073	153,864	*
James I. Healy, M.D., Ph.D.(8)	2,893,313	9,373	2,902,686	8.61%
Alan C. Herman, Ph.D.(9)	514,863	174,522	689,385	2.04%
Dennis M. Lanfear(10)	1,503,526	760,837	2,264,363	6.57%
V. Bryan Lawlis, Ph.D.(11)	—	20,933	20,933	*
Christos Richards(12)	78,836	44,991	123,827	*
Ali J. Satvat(13)	3,055,055	7,186	3,062,241	9.08%
Mary T. Szela(14)	—	3,436	3,436	*
August J. Troendle, M.D.(15)	2,522,790	8,124	2,530,914	7.51%
Mats Wahlström(16)	763,065	68,736	831,801	2.46%
Jean-Frederic Viret, Ph.D.	—	—	—	*
Peter K. Watler, Ph.D.(17)	—	140,300	140,300	*
All directors and executive officers as a group (12 persons)(18)	11,358,239	1,365,511	12,723,750	36.28%

*	Indicates beneficial ownership of less than 1% of the total outstanding common stock.
(1)	The shares are owned directly by KKR Biosimilar L.P. KKR Biosimilar GP LLC is the sole general partner of KKR Biosimilar L.P. KKR Fund Holdings L.P. is the sole member of KKR Biosimilar GP LLC. The general partners of KKR Fund Holdings L.P. are KKR Fund Holdings GP Limited and KKR Group Holdings L.P. The sole shareholder of KKR Fund Holdings GP Limited is KKR Group Holdings L.P. The sole general partner of KKR Group Holdings L.P. is KKR Group Limited. The sole shareholder of KKR Group Limited is KKR & Co. L.P. The sole general partner of KKR & Co. L.P. is KKR Management LLC. The designated members of KKR Management LLC are Messrs. Kravis and Roberts. Each of KKR Biosimilar GP LLC, KKR Fund Holdings L.P., KKR Fund Holdings GP Limited, KKR Group Holdings L.P., KKR Group Limited, KKR & Co. L.P., KKR Management LLC, and Messrs. Kravis and Roberts disclaim beneficial ownership over all shares held by KKR Biosimilar L.P. except to the extent of their indirect pecuniary interests therein. Ali J. Satvat, who is a member of our board of directors, is an executive of Kohlberg Kravis Roberts & Co. L.P. and/or one or more of its affiliates. Mr. Satvat disclaims beneficial ownership of all shares held by KKR Biosimilar L.P. except to the extent of his indirect pecuniary interests therein. The address of the entities affiliated with Kohlberg Kravis Roberts & Co. L.P. and Mr. Kravis is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, NY 10019. The address of Messrs. Roberts and Satvat is c/o Kohlberg Kravis Roberts & Co. L.P., 2800 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(2)	The shares are owned directly by Lilly Ventures Fund I, LLC. Eli Lilly and Company, as Sole Managing Member of Lilly Ventures Fund I, LLC, and pursuant to the LLC Agreement of Lilly Ventures Fund I, LLC, has voting authority with respect to shares owned by Lilly Ventures Fund I, LLC. The address of Lilly Ventures Fund I, LLC is 115 West Washington Street, Suite 1680 – South, Indianapolis, IN 46204.
(3)	The shares are owned directly by Sofinnova Venture Partners VII, L.P., or SV VII. Sofinnova Management VII, L.L.C., or SV VII LLC, the general partner of SV VII, and Dr. Healy, Michael Powell and Eric Buatois, the managing members of SV VII LLC, may be deemed to have shared voting and dispositive power over the shares owned by SV VII. Such persons and entities disclaim beneficial ownership over the shares owned by SV VII except to the extent of any pecuniary interest therein. The address of SV VII is c/o Sofinnova Ventures, 3000 Sand Hill Road, Suite 4-250, Menlo Park, CA 94025.
(4)	The shares are owned directly by Daiichi Sankyo Company, Limited, or Daiichi Sankyo. Daiichi Sankyo is a publicly traded company on the Tokyo Stock Exchange. As of March 31, 2014, Daiichi Sankyo had 110,851 shareholders (none of whom owned or beneficially owned more than 10% of Daiichi Sankyo’s outstanding shares of common stock) and approximately 703,959,767 shares (excluding treasury shares held by Daiichi Sankyo and its consolidated subsidiaries) of common stock outstanding. This beneficial ownership information includes information contained in publicly available records of the filings made by Daiichi Sankyo shareholders regarding their ownership of Daiichi Sankyo’s common stock under the Securities and Exchange Law of Japan. The address of Daiichi Sankyo is 3-5-1 Nihonbashi Honcho, Chuo-Ku, Tokyo 103-8426 Japan.
(5)	Includes (i) 358,428 shares of common stock held by Medpace Investors, LLC, or Medpace Investors, and (ii) 2,142,492 shares of common stock held by MX II Associates LLC, or MX II Associates. August J. Troendle, M.D., is the President of Medpace Investors and the Managing Member of MX II Associates. Voting and dispositive decisions with respect to shares held by Medpace Investors and MX II Associates are made by Dr. Troendle; however, he disclaims beneficial ownership of the shares held by these entities, except to the extent of any pecuniary interest therein. The address of MX II Associates and affiliated entity is c/o Medpace, Inc., 5375 Medpace Way, Cincinnati, OH 45227.
(6)	Consists of (i) 1,364,481 shares of common stock by Venrock Associates VI, L.P., or VA VI, (ii) 370,370 shares of common stock by affiliates of Venrock Associates VI, L.P., or VA VI, (iii) 107,132 shares of common stock by Venrock Partners VI, L.P., or VP VI, (iv) 422,595 shares of common stock held by Venrock Healthcare Capital Partners, L.P., or VHCP, and (v) 77,304 shares of common stock held by VHCP Co-Investment Holdings, LLC, or VHCP Co. Venrock Management VI, LLC, or VM VI, is the sole general partner of VA IV. Venrock Partners Management VI, LLC, or VPM VI, is the sole general partner of VP IV. VHCP Management, LLC, or VHCPM, is the sole general partner of each of VHCP and VHCP Co. VM VI, VPM VI and VHCPM expressly disclaim beneficial ownership over all shares held by VA VI, VP VI, VHCP and VHCP Co, except to the extent of their indirect pecuniary interest therein. Anders D. Hove and Bryan E. Roberts are members of VA VI, VP VI and VHCPM and disclaim beneficial ownership over all shares held by VA VI, VP VI, VHCP and VHCP Co, except to the extent of their indirect pecuniary interests therein. The address of each of the entities is c/o Venrock, 3340 Hillview Avenue, Palo Alto, CA 94304.
(7)	Consists of (i) 26,791 shares of common stock, and (ii) 127,073 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015 by Dr. Finck.
(8)	Consists of the shares held by Sofinnova Venture Partners VII, L.P. Dr. Healy is a managing member of Sofinnova Management VII, L.L.C., the general partner of Sofinnova Venture Partners VII, L.P., and disclaims beneficial ownership of the shares held by Sofinnova Venture Partners VII, L.P., except to the extent of his pecuniary interest therein. Also includes (i) 92 shares of common stock and (ii) 9,373 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.
(9)	Consists of (i) 300,164 shares of common stock held by Alan C. Herman, Ph.D. and Margaret R. Herman, Trustees of the Herman Trust dated March 16, 2001, (ii) 214,699 common stock held by Alan C. Herman, Ph.D., and (iii) 174,522 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015 by Dr. Herman.
(10)

Consists of (i) 1,344,926 shares of common stock held by Dennis M. Lanfear, as Trustee of the Lanfear Revocable Trust, dated January 27, 2004, as restated, (ii) 86,965 shares of common stock held by offering by Lanfear Capital Advisors, LLC, (iii) 71,635 shares of common stock held by Dennis M. Lanfear, and

(iv) 760,837 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015 by Mr. Lanfear.
(11)	Consists of 20,933 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015 by Dr. Lawlis.
(12)	Consists of (i) 78,836 shares of common stock held, and (ii) 44,991 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2014 by Mr. Richards.
(13)	Consists of the shares held by KKR Biosimilar L.P. Mr. Satvat disclaims beneficial ownership of the shares held by KKR Biosimilar L.P., except to the extent of his pecuniary interest therein. Also includes 7,186 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.
(14)	Consists of 3,436 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2014 by Ms. Szela.
(15)	Consists of the shares described in Note (5) above. Dr. Troendle disclaims beneficial ownership of the shares held by Medpace Investors, LLC and MX II Associates, LLC as described in Note (5) above, except to the extent of his pecuniary interest therein. Also includes (i) 21,870 shares of common stock, and (ii) 8,124 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015 by Dr. Troendle.
(16)	Consists of the shares held by KMG Capital Partners, LLC and Leonard Capital, LLC. Mr. Wahlström disclaims beneficial ownership of the shares held by KMG Capital Partners, LLC and Leonard Capital, LLC, except to the extent of his pecuniary interest therein. Also includes 68,736 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015 by Mr. Wahlström.
(17)	Consists of 140,300 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015 by Dr. Watler.
(18)	Includes (i) 8,449,196 shares held by entities affiliated with certain of our directors and (ii) 12,723,750 shares beneficially owned by our executive officers and directors, which includes the 11,358,239 shares held by such entities and 1,365,511 shares that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2015.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the U.S. Securities and Exchange Commission, or SEC, initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2014, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except with respect to late Form 4 reports filed for Drs. Lawlis and Viret in connection with their stock option awards granted on November  6, 2014.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules known as “householding” that permit companies and intermediaries (such as brokers) to deliver one set of proxy materials to multiple stockholders residing at the same address. This process enables us to reduce our printing and distribution costs, and reduce our environmental impact. Householding is available to both registered stockholders and beneficial owners of shares held in street name.

Registered Stockholders

If you are a registered stockholder and have consented to householding, then we will deliver or mail one set of our proxy materials, as applicable, for all registered stockholders residing at the same address. Your consent will continue unless you revoke it, which you may do at any time by providing notice to the Company’s Corporate Secretary by telephone at (650) 463-4693 or by mail at 201 Redwood Shores Parkway, Suite 200, Redwood City, California 94065.

If you are a registered stockholder who has not consented to householding, then we will continue to deliver or mail copies of our proxy materials, as applicable, to each registered stockholder residing at the same address. You may elect to participate in householding and receive only one set of proxy materials for all registered stockholders residing at the same address by providing notice to the Company as described above.

Street Name Holders

Stockholders who hold their shares through a brokerage may elect to participate in householding, or revoke their consent to participate in householding, by contacting their respective brokers.

Annual Reports

This proxy statement is accompanied by our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, or the Form 10-K. The Form 10-K includes our audited financial statements. We have filed the Form 10-K with the SEC, and it is available free of charge at the SEC’s website at www.sec.gov and on our website at www.coherus.com. In addition, upon written request to the Company’s Corporate Secretary at 201 Redwood Shores Parkway, Suite 200, Redwood City, California 94065, we will mail a paper copy of our Form 10-K, including the financial statements and the financial statement schedules, to you free of charge.

Other Matters

As of the date of this proxy statement, our board of directors knows of no other matters that will be presented for consideration at the 2015 Annual Meeting other than the matters described in this proxy statement. If other matters are properly brought before the 2015 Annual Meeting, then proxies will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

By Order of the Board of Directors:

/s/ Jean-Frédéric Viret
Jean-Frédéric Viret Chief Financial Officer

Redwood City, California

April 9, 2015

VOTE BY INTERNET - www.proxyvote.com
COHERUS BIOSCIENCES, INC. 201 REDWOOD SHORES PARKWAY SUITE 200 REDWOOD CITY, CA 94065

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees

01	Christos Richards 02 August J. Troendle, MD

The Board of Directors recommends you vote FOR the following proposal:								For	Against	Abstain

2.	To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.					☐
(see reverse for instructions)			Yes	No
Please indicate if you plan to attend this meeting			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date				Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report, Notice & Proxy Statement is/are available at www.proxyvote.com.

COHERUS BIOSCIENCES, INC. Annual Meeting of Stockholders May 21, 2015 3:00 p.m. PDT This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Dennis M. Lanfear and Jean-Frédéric Viret, Ph.D., or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Coherus BioSciences, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of stockholder(s) to be held at 3:00 p.m. PDT on May 21, 2015, at Latham & Watkins LLP, 140 Scott Drive, Menlo Park, CA 94025, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side